UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this item is included under Item 5.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2014, our Board of Directors confirmed that Ms. Vered Caplan, who has served as our President and Chief Executive Officer on an interim basis since December 23, 2013, has been appointed as our President and Chief Executive Officer. On August 22, 2014, our wholly-owned Israeli subsidiary, Orgenesis Ltd., entered into a Personal Employment Agreement with Ms. Caplan on the following key terms:

(a)	a base salary of NIS 49,585 (as of August 22, 2014, equates to approximately $14,100) per month, retroactive to January 1, 2014;

(b)	a monthly contribution based on Ms. Caplan’s previous month’s salary equal to either:

	(i)	13.33% to a Managers Insurance policy; or

	(ii)	14.33% to a comprehensive pension plan;

(c)	a performance bonus payable at the discretion of our Compensation Committee; and

(d)	the grant of stock options to be granted by our company, as follows:

(i)

Options to purchase 1,657,300 shares of our company’s common stock (representing approximately three percent (3%) of our company’s issued and outstanding shares of common stock, which will vest as follows: (i) options to purchase 414,304 shares of common stock shall vest immediately on the date of grant and (ii) options to purchase the balance of 1,242,996 shares of common stock shall vest on a quarterly basis over a period of four years from the date of grant (i.e., initially, 77,687 of the options shall vest three months following the grant date).

(ii)

Options to purchase 1,104,950 shares of our company’s common stock, representing approximately two percent (2%) of our company’s issued and outstanding common stock, which will vest pursuant to performance milestones to be determined by our Compensation Committee no later than December 31, 2014.

(iii)	All of the options are to have an exercise price equal to the par value per share of our common stock and all of them will expire on the 10th anniversary of the grant date.

            The employment agreement, which replaces a previous employment agreement with Ms. Caplan dated April 1, 2012, contains other customary terms, covering matters such as non-competition; confidentiality; indemnity and insurance; use of leased car; and vacation, health and other benefits.

            The foregoing summary of the Personal Employment Agreement is qualified in its entirety by the text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits

Exhibit 10.1	Personal Employment Agreement, by and between Orgenesis Ltd. and Vered Caplan, dated August 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

August 22, 2014